QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

        Section 11(a) of the Securities Act of 1933 provides that in case any part of a registration statement, when such part became effective, contained an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not mislea ding, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, an accountant who has with his consent been named as having certified any part of the registration statement, or as having prepared any report which is used in connection with the registration statement. On May 1, 2002 the Company replaced Arthur Andersen LLP ("Arthur Andersen") as its independent auditors. After reasonable efforts, the Company has been unable to obtain Arthur Andersen's written consent to the incorporation by reference of Arthur Andersen's audit report with respect to the Company's financial statements as of and for the years ended December 31, 2001 and December 31, 2000 into previously filed Registration Statements File Nos. 33-28052, 33-56737, 333-52411, 33-66932, 33-56735, 333-16785, 333-49742, 333-99261, 333-71028 and 333-88998. Such audit report is included in this Form 10-K. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the Company to file this Form 10-K, which is incorporated by reference into the above-listed registration statements, without a written consent from Arthur Andersen. As a result, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, an investor would be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act.

QuickLinks

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP